UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2007

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2007, GenTek Inc. (the "Company") received a notice from the Nasdaq National Market stating that Nasdaq has not received the Company’s Form 10-Q for the period ended June 30, 2007 as required by Marketplace Rule 4310(c)(14) and that the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on August 24, 2007, unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series. The Company intends to request a hearing before the Nasdaq listing qualifications panel with respect to this notice, which will have the effect of suspending the delisting notice until resolution of the hearing. There can be no assurance that the panel will grant the Company’s request for continued listing.

Item 7.01 Regulation FD Disclosure.

On August 21, 2007 the Company issued a press release announcing that it had received a notice from the Nasdaq National Market stating that Nasdaq has not received the Company’s Form 10-Q for the period ended June 30, 2007 as required by Marketplace Rule 4310(c)(14) and that the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on August 24, 2007 unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series. The Company indicated in the press release that it intends to request a hearing before the Nasdaq listing qualifications panel with respect to this notice, which will have the effect of suspending the delisting notice until resolution of the hearing. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Exchange Act or the Securities Act of 1933, except as otherwise stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

August 21, 2007	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	GenTek Inc. Press Release, August 21, 2007